SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009 (June 30, 2009)

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On June 30, 2009, we entered into an amendment (the “Amendment”) to the amended Employment Agreement, dated November 18, 2004, with Mel Karmazin (the “Employment Agreement”). The Amendment (i) extends the term of the Employment Agreement through and until December 31, 2012, (ii) increases his base salary from $1,250,000 per year to $1,500,000 per year beginning on January 1, 2010, and (iii) provides for the grant of an option to purchase 120,000,000 shares of our common stock, at an exercise price of $0.430 per share (the closing price of our common stock on June 30, 2009) (the “Option”). Other than as provided in the Amendment, the Employment Agreement will continue in accordance with its terms.

     The Option will vest in equal installments on each of December 31, 2010, December 31, 2011, June 30, 2012 and December 31, 2012. The vesting of these stock options will accelerate upon the termination of Mr. Karmazin’s employment by us without cause, by him for good reason, upon his death or disability and in the event of a change of control. The Option will generally expire on December 31, 2014; provided that if the parties subsequently agree to extend the term of the Employment Agreement through December 31, 2013 or later, then the term of the Option will automatically extend until the later of (i) December 31, 2015 and (ii) the date that is one year following the date that such new employment agreement expires.

     The foregoing description is qualified in its entirety by the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: July 1, 2009

EXHIBITS

Exhibit	Description of Exhibit

10.1	Letter agreement dated June 30, 2009 amending the Employment Agreement dated
November 18, 2004 between Mel Karmazin and the Company.